EXHIBIT 5.1

            Opinion of Severson & Werson, A Professional Corporation

                                 As To Legality



           LETTERHEAD OF SEVERSON & WERSON, A PROFESSIONAL CORPORATION

                                  May 28, 1998

Finet Holdings Corporation
3021 Citrus Circle, Suite 150
Walnut Creek, California 94598

Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Finet Holdings Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission on behalf of certain Selling Security Holders covering the offering of up to 600,933 shares of the Company's Common Stock (the "Shares"), which Shares are issuable upon the conversion of the Company's 3% Subordinated Convertible Debentures.

     In connection  with this opinion,  we have examined and relied upon the
Registration  Statement and  such  other  records,  documents,   certificates,
memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We are admitted to practice law in the State of California. Our opinion is rendered solely with respect to California law, Delaware General Corporation Law, and federal law.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable. This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the prospectus forming a part of the Registration Statement.

                              SEVERSON & WERSON
                              A Professional Corporation



                              By: /s/ Roger S. Mertz
                                 -----------------------------------
                                 Roger S. Mertz
                                 A Member of the Firm